UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007 (August 28, 2007)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 28, 2007, the Board of Directors of Net 1 UEPS Technologies, Inc. (the “Company” or “Net1”), approved the amendment of Sections 8.02, 8.03, 8.04, 8.06 and 8.07 of the Net1 Amended and Restated Bylaws (the “Bylaws”) to, among other things, make clarifying changes regarding the ability of the Company to provide for uncertificated shares in order to comply with NASDAQ’s Direct Registration System requirement and to restate the Bylaws as so amended. The ability to issue uncertificated shares enables the Company to participate, if necessary, in the Direct Registration Program that is being adopted by The Nasdaq Stock Market LLC. A Direct Registration Program permits investor’s ownership to be recorded and maintained on the books of the Company or the transfer agent without the issuance of a physical stock certificate and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The foregoing description is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit Description
3.2	Amended and Restated Bylaws of Net 1 UEPS Technologies, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: August 30, 2007	By:	/s/Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer